Exhibit 21.2.2

No. 242925

CERTIFICATION OF INCORPORATION

I hereby certify that

WAKO AIR EXPRESS (H.K.) CO. LIMITED

is this day incorporated in Hong Kong under the Companies Ordinance, and that this company is limited.

        Given under my hand this Twenty-fourth day of February

One Thousand Nine Hundred and Eighty-nine.

Mrs. S. Lam _________________________ (Registrar of Companies) Hong Kong